Exhibit 4.15-b



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                             COMPANY LEASE AGREEMENT

                                     Between

                                KEYSPAN-GLENWOOD
                               ENERGY CENTER, LLC

                                       and

                                  NASSAU COUNTY
                          INDUSTRIAL DEVELOPMENT AGENCY



                          Dated as of November 1, 2003

                                   $53,275,000
                   Nassau County Industrial Development Agency
                      Industrial Development Revenue Bonds,
               (KeySpan-Glenwood Energy Center, LLC) Series 2003A

              Affecting the Facility located at the Facility Realty
            described in Appendix A hereto in the Town of Oyster Bay,
                     County of Nassau and State of New York




                               PHILLIPS LYTLE LLP
                         1100 Franklin Avenue, 4th floor
                           Garden City, New York 11530
                         Attention: Milan K. Tyler, Esq.

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                             COMPANY LEASE AGREEMENT


     THIS COMPANY LEASE AGREEMENT, dated as of November 1, 2003 (this "Company Lease"), by and between KEYSPAN-GLENWOOD ENERGY CENTER, LLC, a limited liability company organized and existing under and by virtue of the laws of the State of Delaware, having its principal office at c/o KeySpan Corporation, One MetroTech Center, Brooklyn, New York 11201, party of the first part (the "Company"), and NASSAU COUNTY INDUSTRIAL DEVELOPMENT AGENCY, Mineola, New York, a corporate governmental agency constituting a body corporate and politic and a public benefit corporation duly organized and existing under the laws of the State of New York (the "Agency"), having its principal office at 400 County Seat Drive, Mineola, New York 11501, party of the second part (the "Agency") (capitalized terms used in the recitals to and within this Company Lease and not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture referred to below):

                              W I T N E S S E T H:


     WHEREAS, the New York State Industrial Development Agency Act, constituting Title 1 of Article 18-A of the General Municipal Law, Chapter 24 of the Consolidated Laws of New York, as amended (the "Enabling Act") has been heretofore enacted by the Legislature of the State of New York for the purposes, among others, of providing for the creation of industrial development agencies in the several counties, cities, villages and towns in the State of New York, to promote, develop, encourage, assist and advance the job opportunities, health, general prosperity and economic welfare of the people of the State of New York and to improve their prosperity and standard of living; and

     WHEREAS, the Agency has been heretofore established under said Enabling Act pursuant to Chapter 674 of the 1975 Laws of New York, as amended (together with the Enabling Act, the "Act"), and is authorized to acquire real property and interests therein, buildings and other improvements thereon and machinery and equipment in connection therewith for the purposes set forth above, and to lease the same as herein more particularly described; and

     WHEREAS, the Agency is further authorized by the Act to issue its industrial development revenue bonds payable solely from and secured by the revenues derived from the leasing of the land, buildings and other improvements and the machinery and equipment so acquired; and

     WHEREAS, the Company and KeySpan have entered into negotiations with the Agency in connection with a "project" as such term is defined in the Act (the "Project") consisting of the refinancing of certain costs incurred by the Company in connection with the acquisition and construction of three buildings of approximately 1,700 square feet each and one building of approximately 5,000 square feet and the acquisition and installation therein of two single cycle generating units to be used by the Company for the purpose of providing an aggregate of approximately 79 megawatts to the existing Long Island electric grid (the "Facility"); and


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     WHEREAS,  the Facility is located on an existing 2.9 acre site known as The
Glenwood Energy Center, and located on the eastern shore of Hempstead Harbor, in the Town of Oyster Bay (the "Facility Realty") as more particularly described in Appendix A hereto; and

     WHEREAS, the Agency has determined that Agency financing assistance is necessary to provide employment in, and is beneficial for the economy and prosperity of, the inhabitants of Nassau County and is reasonably necessary to induce the Company to proceed with the Project; and

     WHEREAS, as a result of such negotiations, the Company has requested the Agency to issue its bonds in the aggregate principal amount of $53,275,000 to finance a portion of the costs of the Project; and

     WHEREAS, the Agency adopted a bond resolution on November 24, 2003, authorizing the Project and the issuance of its industrial development revenue bonds to finance a portion of the costs of the Project, the leasing of the Facility to the Agency and the subleasing of the Facility to the Company (the "Bond Resolution"); and

     WHEREAS, contemporaneously with the execution of this Company Lease, the Agency and the Company have entered into a Lease Agreement of even date herewith (herein referred to as the "Lease Agreement"), providing for the financing of a portion of the costs of the Project by the Agency and the leasing of the Facility to the Company; and

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and representations hereinafter contained, the Company and the Agency hereby agree as follows:

                                   ARTICLE 1.

     The Company hereby leases to the Agency, and the Agency hereby leases from the Company, the Facility described in Appendix A hereto, including all improvements thereto and equipment now or hereafter located therein but excluding the Lessee's Property as defined in the Lease Agreement, for the term herein provided and for use as provided in the Lease Agreement. It is the intention of the Company and the Agency that the Agency shall have a leasehold interest in all improvements hereafter constructed by the Company at the Facility (other than the Lessee's Property) as and when the same are constructed thereon. Accordingly, the Company and the Agency agree that the Agency shall hold leasehold title to all improvements hereafter constructed by the Company at the Facility, together with all equipment used or procured for use in connection therewith (other than the Lessee's Property).

                                   ARTICLE 2.

     The term of this Company Lease shall commence on the date of original issuance of the Bonds and expire on the earlier of (i) the date the Bonds shall have been paid in full in accordance with Article X of the Indenture or (ii) the termination of the Lease Agreement.


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                                   ARTICLE 3.

     The rental hereunder shall be one dollar ($1), receipt of which is hereby acknowledged by the Company.

                                   ARTICLE 4.

     The Company hereby delivers possession of the Facility to the Agency.

                                   ARTICLE 5.

     The Company represents and warrants that it owns merchantable title to the Facility and has full right and lawful authority to enter into this Company Lease for the full term hereof, that the execution, delivery and performance by the Company of this Company Lease and the consummation of the transactions herein contemplated have been duly authorized by all requisite corporate action on the part of the Company and will not violate (i) any applicable provision of law, or any order of any court or agency of government having jurisdiction thereover, (ii) the articles of organization or operating agreement of the Company, or (iii) any indenture, agreement or other instrument to which the Company is a party or which it or any of its property is subject to or bound by, or be in conflict with or result in a breach of or constitute (with due notice and/or lapse of time) a default under any such material indenture, agreement or other instrument, which violation, conflict, breach or default would have a material adverse effect upon the affairs, assets, properties, business or financial condition of the Company. The Company covenants and agrees that, so long as the Lease Agreement shall be in full force and effect, the Agency shall have, hold and enjoy a valid leasehold estate in the Facility, and the Company shall whenever necessary take all necessary action to that end.

                                   ARTICLE 6.

     The Agency represents and warrants that it has full right and lawful authority to enter into this Company Lease for the full term hereof.

                                   ARTICLE 7.

     Except as otherwise permitted by Sections 6.1 or 9.3 of the Lease Agreement, neither the Agency nor the Company shall (i) assign or transfer this Company Lease, nor sublease the whole or any part of the Facility nor subject this Company Lease to any lien, claim, mortgage, encumbrance or servitude other than Permitted Encumbrances, in any manner, nor (ii) sell, assign, convey or otherwise dispose of the Facility or any part thereof (other than a release of a portion of the Facility pursuant to Section 6.4 of the Lease Agreement), during the term of this Company Lease, in any manner, to any Person, except that the Agency shall (y) assign its interest hereunder to the Trustee as contemplated by the Indenture and (z) sublease the Facility to the Company pursuant to the Lease Agreement for a term not greater than the term herein provided and the Company may sell, sublease or otherwise dispose of all or portions of the Facility in accordance with the Lease Agreement.


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                                   ARTICLE 8.

     Except for the Security Documents, this Company Lease contains the entire agreement between the parties hereto with respect to the subject matter hereof and all prior negotiations and agreements are merged in this Company Lease. This Company Lease may not be changed, modified or discharged in whole or in part and no oral or executory agreement shall be effective to change, modify or discharge in whole or in part this Company Lease or any obligations under this Company Lease, unless such agreement is set forth in a written instrument executed by the Company and the Agency. No consent or approval of the Company shall be deemed to have been given or to be effective for any purposes unless such consent or approval is set forth in a written instrument executed by the Company. No consent or approval of the Agency shall be deemed to have been given or to be effective for any purposes unless such consent or approval is set forth in a written instrument executed by the Agency.

                                   ARTICLE 9.

     All notices required to be given or authorized to be given by any party pursuant to this Company Lease shall be in writing and shall be served personally or sent by hand delivery or overnight delivery by a national courier service, addressed as follows:

If to the Agency:              Nassau County Industrial Development Agency
                               400 County Seat Drive
                               Mineola, New York 11501
                               Attention: Executive Director

If to the Company:             Keyspan-Glenwood Energy Center, LLC
                               c/o KeySpan Corporation
                               One MetroTech Center
                               Brooklyn, New York 11201
                               Attention:  Treasurer (with a copy to
                               The General Counsel, at the same address)

     The Agency and the Company may, by like notice, designate any further or different addresses to which subsequent notices shall be sent. A copy of any notice given to the Agency or the Company under this Company Lease shall also be given to the Trustee at the address indicated in Section 13.03 in the Indenture. All notices, certificates and other communications hereunder shall be deemed given on the date such notices, certificates or other communication are served personally or sent, if sent by hand delivery, or on the following Business Day, if sent by overnight delivery.

                                  ARTICLE 10.

     THIS COMPANY LEASE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF THE CONFLICTS OF LAWS THEREOF.


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     The terms of this Company  Lease are and shall be binding upon and inure to the benefit of the Agency and the Company and their respective successors and assigns.

     If any one or more of the provisions of this Company Lease shall be ruled invalid by any court of competent jurisdiction, the invalidity of such provisions(s) shall not affect any of the remaining provisions hereof, but this Company Lease shall be construed and enforced as if such illegal or invalid provision had not been contained herein.

                                  ARTICLE 11.

     This Company Lease shall become effective upon the date of the original issuance of the Bonds. It may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                                  ARTICLE 12.

     All covenants, stipulations, promises, agreements and obligations of the Agency or the Company, as applicable, contained in this Company Lease shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Agency and the Company, as the case may be, and not of any member, director, officer, employee or agent of the Agency or the Company in his or her individual capacity, and no recourse shall be had for the payment of any amounts hereunder against any member, director, officer, employee or agent of the Agency or the Company. In addition, in the performance of the agreements of the Agency herein contained, any obligation it may incur for the payment of money shall not subject the Agency to any pecuniary or other liability nor create a debt of the State of New York or of the County of Nassau and neither the State of New York nor the County of Nassau shall be liable on any obligation so incurred, but any such obligation shall be payable solely out of the lease rentals, revenues and receipts derived from or in connection with the Facility and payable to the Agency by the Company under the Lease Agreement.

                                  ARTICLE 13.

     The Agency and the Company agree that this Company Lease or a memorandum hereof shall be recorded by the Agency in the appropriate office of the Register of Nassau County.

                                  ARTICLE 14.

           The use of the Facility and all other rights, duties, liabilities and obligations of the Company and the Agency with respect thereto and the Project to be constructed, leased and operated and the financing thereof, not fixed in this Company Lease, shall be as set forth in the Lease Agreement.

                                  ARTICLE 15.

     The Company, in compliance with Section 13 of the Lien Law, covenants that the Company will receive the consideration for this conveyance and will hold the right to receive such consideration in a manner consistent with Section 13 of the Lien Law.


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     IN  WITNESS  WHEREOF,  the  Company  has caused  its  corporate  name to be subscribed hereto by its Authorized Representative and the Agency has caused its name to be hereunto subscribed by its duly authorized Chairperson, Vice Chairperson, Executive Director or Administrative Director, all being done as of the year and day first above written.

                                       KEYSPAN-GLENWOOD ENERGY CENTER, LLC

                                       By: /s/
                                           --------------------
                                           Name:Michael Nilsen
                                           Title: Vice President and Treasurer

                                       NASSAU COUNTY INDUSTRIAL
                                       DEVELOPMENT AGENCY


                                       By: /s/
                                           --------------------
                                           Joseph Gioino
                                           Executive Director










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STATE OF NEW YORK    )
                     ) s.s.:
COUNTY OF NEW YORK   )


     On the 25th day of November in the year two thousand three, before me, the undersigned, personally appeared Michael Nilsen, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                        ---------------------------------
                                                   Notary Public













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STATE OF NEW YORK    )
                     ) s.s.:
COUNTY OF  NEW YORK  )



     On the 25th day of November in the year two thousand and three, before me, the undersigned, personally appeared Joseph Gioino, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                    -----------------------------------
                                               Notary Public











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                                   APPENDIX A


                             DESCRIPTION OF FACILITY
                             -----------------------


The Facility means the refinancing of certain costs incurred by the Lessee in connection with the acquisition and construction of three buildings of approximately 1,700 square feet and one building of approximately 5,000 square feet and the acquisition and installation therein of two single cycle generating units located on an existing 2.9 acre facility known as The Glenwood Energy Center, and located on the eastern shore of Hempstead Harbor, in the Town of Oyster Bay (the "Facility"), to be used by the Lessee for the purpose of providing an aggregate of approximately 79 megawatts to the existing Long Island electric grid. Said building and generating units are located on that certain lot, piece and parcel of land described in the legal description attached hereto, known as the Facility Realty.














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                         DESCRIPTION OF FACILITY REALTY


                            See attached description



















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